UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):   December 5, 2008

Palatin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4C Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

        On December 5, 2008, we entered into an extension to our Research Collaboration and License Agreement with AstraZeneca AB, dated January 30, 2007. We previously filed that agreement as Exhibit 10.2 of our quarterly report on Form 10-Q for the quarter ended December 31, 2006, filed with the SEC on February 8, 2007, and filed a previous amendment to that agreement as Exhibit 10.28 of our annual report on Form 10-K for the year ended June 30, 2008, filed with the SEC on September 29, 2008. Under the extension, we will receive an up-front payment of $1.6 million, the research collaboration term has been extended and we have granted AstraZeneca licenses to additional compounds and patents. As part of the extension, on December 5, 2008 we also entered into a clinical trial sponsored research agreement with AstraZeneca, under which we will conduct a study of the effects of melanocortin receptor specific compounds on food intake, obesity and other metabolic parameters, and will be eligible for milestone payments totaling $5 million. We anticipate receiving $2.5 million in milestone payments by the end of the current financial quarter, and the balance in the next financial quarter

Item 8.01 Other Events.

        On December 9, 2008, we issued a press release, attached as Exhibit 99 to this report, concerning the extension.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

99 Press Release dated December 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: December 9, 2008	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President - Operations and Chief Financial Officer

EXHIBIT INDEX

99	Press Release dated December 9, 2008